PART I.  FINANCIAL INFORMATION
------------------------------
ITEM 1.  FINANCIAL STATEMENTS
        ----------------------
WATTS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share information)
(Unaudited)

                                                          Mar. 31,     June 30,
                                                            1998         1998
                                                          ---------    ---------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                             $   14,293   $   10,177
  Short-term investments                                     2,718          590
  Trade accounts receivable, less allowance for doubtful
     accounts of $6,942 at March 31, 1999 and $6,821
     at June 30, 1998                                       92,059       77,325
  Inventories, net:
     Raw materials                                          39,354       34,057
     Work in process                                         3,107        6,128
     Finished goods                                         59,249       64,013
                                                          ---------    ---------
        Total Inventories                                  101,710      104,198
  Prepaid expenses and other assets                          9,552        7,811
  Deferred income taxes                                     24,454       22,974
  Net assets held for sale                                     -          2,046
  Net current assets of discontinued operations            113,701       94,217
                                                          ---------    ---------
     Total Current Assets                                  358,487      319,338
                                                          ---------    ---------
PROPERTY, PLANT AND EQUIPMENT:
  Property, plant and equipment, at cost                   230,364      193,458
  Accumulated depreciation                                (111,684)     (87,971)
                                                          ---------    ---------
     Property, plant and equipment, net                    118,680      105,487
                                                          ---------    ---------
OTHER ASSETS:
  Goodwill, net of accumulated amortization of $13,399 at
     March 31, 1999 and $11,708 at June 30, 1998           103,336       79,837
  Other                                                      9,804        9,765
  Net noncurrent assets of discontinued operations          48,408       41,864
                                                          ---------    ---------
TOTAL ASSETS                                            $  638,715   $  556,291
                                                          =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                      $   36,741   $   28,327
  Accrued expenses and other liabilities                    44,596       37,209
  Accrued compensation and benefits                         12,462       11,150
  Income taxes payable                                       3,512          268
  Current portion of long-term debt                          9,733        5,011
                                                          ---------    ---------
     Total Current Liabilities                             107,044       81,965
                                                          ---------    ---------
LONG-TERM DEBT, NET OF CURRENT PORTION                     111,814       71,647
DEFERRED INCOME TAXES                                       16,850       14,220
OTHER NONCURRENT LIABILITIES                                 7,524        6,798
MINORITY INTEREST                                            8,035        7,646
STOCKHOLDERS' EQUITY:
  Preferred Stock, $.10 par value; 5,000,000 shares
     authorized; no shares issued or outstanding                -            -
  Class A Common Stock, $.10 par value; 80,000,000 shares
     authorized; 1 vote per share; issued and outstanding:
     16,568,807 shares at March 31, 1999 and 16,859,027
     shares at June 30, 1998                                 1,657        1,686
  Class B Common Stock, $.10 par value; 25,000,000 shares
     authorized; 10 votes per share; issued and outstanding:
     10,285,247 at March 31, 1999 and 10,296,827
     shares at June 30, 1998                                 1,029        1,030
  Additional paid-in capital                                41,661       47,647
  Retained earnings                                        361,029      337,565
  Treasury stock, at cost, 410,000 shares at
    March 31, 1999 and 100,000 shares at June 30, 1998      (5,723)      (2,583)
  Accumulated other comprehensive income                   (12,205)     (11,330)
                                                          ---------    ---------
     Total Stockholders' Equity                            387,448      374,015
                                                          ---------    ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $  638,715   $  556,291
                                                          =========    =========
See accompanying notes to consolidated financial statements.

WATTS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)
                                                          Three Months Ended
                                                          --------------------
                                                          Mar. 31,     Mar. 31,
                                                            1999         1998
                                                          ---------    ---------
Net sales                                               $  116,972   $  108,166
Cost of goods sold                                          75,084       69,138
                                                          ---------    ---------
  GROSS PROFIT                                              41,888       39,028
Selling, general & administrative expenses                  30,035       27,297
                                                          ---------    ---------
  OPERATING INCOME                                          11,853       11,731
                                                          ---------    ---------
Other (income) expense:
  Interest income                                             (169)        (540)
  Interest expense                                           1,409        1,544
  Other, net                                                   180         (296)
                                                          ---------    ---------
                                                             1,420          708
                                                          ---------    ---------
  INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES     10,433       11,023
Provision for income taxes                                   3,528        3,764
                                                          ---------    ---------
  INCOME FROM CONTINUING OPERATIONS                          6,905        7,259
  Income from discontinued operations, net of taxes            -          6,782
                                                          ---------    ---------
  NET INCOME                                            $    6,905   $   14,041
                                                          =========    =========
Basic earnings per share :
  Continuing operations                                 $      .26   $      .27
  Discontinued operations                                        -          .25
                                                          ---------    ---------
  NET INCOME                                            $      .26   $      .52
                                                          =========    =========
Weighted average number of shares (thousands)               26,649       27,163
                                                          =========    =========
Diluted earnings per share :
  Continuing operations                                 $      .26   $      .26
  Discontinued operations                                        -          .25
                                                          ---------    ---------
  NET INCOME                                            $      .26   $      .51
                                                          =========    =========
Weighted average number of shares (thousands)               26,671       27,587
                                                          =========    =========
Dividends per common share                              $    .0875   $    .0875
                                                          =========    =========
See accompanying notes to consolidated financial statements.

WATTS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)
                                                          Nine Months Ended
                                                          --------------------
                                                          Mar. 31,     Mar. 31,
                                                            1999         1998
                                                          ---------    ---------
Net sales                                               $  344,551   $  331,849
Cost of goods sold                                         220,744      211,162
                                                          ---------    ---------
  GROSS PROFIT                                             123,807      120,687
Selling, general & administrative expenses                  86,833       82,837
                                                          ---------    ---------
  OPERATING INCOME                                          36,974       37,850
                                                          ---------    ---------
Other (income) expense:
  Interest income                                             (582)        (940)
  Interest expense                                           4,082        4,818
  Other, net                                                   614          831
                                                          ---------    ---------
                                                             4,114        4,709
                                                          ---------    ---------
  INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES     32,860       33,141
Provision for income taxes                                  10,730       10,943
                                                          ---------    ---------
  INCOME FROM CONTINUING OPERATIONS                         22,130       22,198
  Income from discontinued operations, net of taxes          8,419       19,072
                                                          ---------    ---------
  NET INCOME                                            $   30,549   $   41,270
                                                          =========    =========
Basic earnings per share :
  Continuing operations                                 $      .82   $      .82
  Discontinued operations                                      .32          .70
                                                          ---------    ---------
  NET INCOME                                            $     1.14   $     1.52
                                                          =========    =========
Weighted average number of shares (thousands)               26,840       27,082
                                                          =========    =========
Diluted earnings per share :
  Continuing operations                                 $      .82   $      .81
  Discontinued operations                                      .31          .70
                                                          ---------    ---------
  NET INCOME                                            $     1.13   $     1.51
                                                          =========    =========
Weighted average number of shares (thousands)               26,913       27,420
                                                          =========    =========
Dividends per common share                              $    .2625   $    .2425
                                                          =========    =========
See accompanying notes to consolidated financial statements.

WATTS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)
                                                          Nine Months Ended
                                                          --------------------
                                                          Mar. 31,     Mar. 31,
                                                            1999         1998
                                                          ---------    ---------
OPERATING ACTIVITIES
  Net income from continuing operations                 $   22,130   $   22,198
  Adjustments to reconcile net income from continuing
     operations to net cash provided by continuing
     operating activities:
     Depreciation                                           10,731        9,680
     Amortization                                            2,003        1,823
     Deferred income taxes                                     (77)         384
     Gain on disposal of assets                                (17)      (1,179)
     Equity in undistributed earnings of affiliates           (125)         (77)
     Changes in operating assets and liabilities, net of
        effects from acquisitions and dispositions:
        Accounts receivable                                 (1,250)      (6,270)
        Inventories                                          9,899       (5,798)
        Prepaid expenses and other assets                   (1,151)      (2,766)
        Accounts payable, accrued expenses and
           other liabilities                                 8,812         (904)
                                                          ---------    ---------
     Net cash provided by continuing operations             50,955       17,091
     Net cash provided by discontinued operations            6,535       14,278
                                                          ---------    ---------
  Net cash provided by operating activities                 57,490       31,369
                                                          ---------    ---------
INVESTING ACTIVITIES
  Additions to property, plant and equipment               (13,670)     (16,713)
  Proceeds from sale of assets                               2,119        7,227
  Business acquisitions, net of cash acquired              (28,975)        (790)
  Increase in other assets                                    (693)        (566)
  Net changes in short-term investments                     (1,621)         261
  Discontinued operations:
        Business acquisitions, net of cash acquired        (68,625)     (26,846)
                                                          ---------    ---------
  Net cash used in investing activities                   (111,465)     (37,427)
                                                          ---------    ---------
FINANCING ACTIVITIES
  Proceeds from long-term borrowings                        56,936       52,051
  Payments of long-term debt                               (25,249)     (59,027)
  Proceeds from exercise of stock options                       61        2,699
  Dividends                                                 (7,027)      (6,569)
  Purchase of treasury stock                                (9,415)          -
  Discontinued operations:
        Proceeds from long-term borrowings                  68,977       24,549
        Payments of long-term debt                         (24,800)     (12,364)
                                                          ---------    ---------
  Net cash provided by financing activities                 59,483        1,339
                                                          ---------    ---------
Effect of exchange rate changes on cash and
  cash equivalents                                          (1,392)        (122)
                                                          ---------    ---------
CHANGE IN CASH AND CASH EQUIVALENTS                          4,116       (4,841)
Cash and cash equivalents at beginning of period            10,177       18,139
                                                          ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD              $   14,293   $   13,298
                                                          =========    =========

See accompanying notes to consolidated financial statements.